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                                                                 EXHIBIT (a)(21)

                     AMENDMENT NO. 17 TO TRUST INSTRUMENT OF

                          ING VARIABLE INSURANCE TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                          EFFECTIVE: NOVEMBER 10, 2005

     THIS AMENDMENT NO. 17 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on November 10, 2005, with respect to ING GET U.S. Opportunity Portfolio - Series 1, a series of the Trust (the "Fund"), acting pursuant to Section 2.6 and
Section 11.4 of the Trust Instrument of the Trust. The resolutions serve to abolish the Fund, and the establishment and designation thereof, there being no shares of such series outstanding at the time of their abolition.

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                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

     I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust (the "Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on November 10, 2005 with regard to the dissolution of a series of the Trust:

     RESOLVED, that pursuant to the Trust Instrument, dated July 15, 1999, as amended (the "Trust Instrument") of ING Variable Insurance Trust ("IVIT") the dissolution of ING GET U.S. Core Opportunity Portfolio - Series 1 (the "Portfolio") be, and hereby is, approved and that the officers of IVIT be, and each hereby is, authorized to prepare, execute and deliver an Amendment to the Trust Instrument to dissolve the Portfolio, to be effective on a date deemed appropriate by the officers of IVIT; and

     FURTHER RESOLVED, that the officers of IVIT be, and each hereby is, authorized to take any and all actions necessary to reflect the dissolution of the Portfolio, including without limitation amending IVIT's Registration Statement, as filed with the SEC, closing the Portfolio to new investment, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware or other state authorities, and amending and restating any contracts of IVIT to remove any references to the Series.


                                        /s/ Huey P. Falgout, Jr.
                                        ----------------------------------------
                                        Huey P. Falgout, Jr.
                                        Secretary

Dated: January 30, 2006